Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Webster Financial Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick LLP


Hartford, Connecticut
July 13, 1998